Exhibit E
                             NONUTILITY SUBSIDIARIES
                             FINANCING ARRANGEMENTS

                                                                                              Principal          Credit
                                                                  Interest      Maturity        Amount         Capacity
New York NonUtilities (as of 9/30/00)                             Rate          Date            ($000)           ($000)
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
The Houston Exploration Company

                        Sr. Subordinated Notes                    8.63%           01/2008        100,000

          Line Of Credit With Chase Bank Texas                    Floating (1)    3/1/03         174,400        200,000

KeySpan Energy Development Co.
Line of Credit with Royal Bank of Canada and others (2)
                                           Canadian (3)                         Revolving (4)    200,000 (5)   200,000 Exchange Rate
                                              American                                           132,363       132,363     1.511

          Line of Credit with Bank of Montreal

                                           Canadian (3)                         10/12/01 (6)      50,000       125,000
                                               American                                           33,091        82,727
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Total for New York NonUtility Subsidiaries                                                       489,489 (7)
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

                                                                                                            Principal       Shelf
                                                                                Interest      Maturity        Amount      Capacity
Massachusetts NonUtilities (as of 9/30/00)              Issue                   Rate          Date            ($000)       ($000)
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
Midland Enterprises

                                     First Ship Mortgage Bonds                  6.25%         2008           69,461

                         First Ship Mortgage Medium Term Notes
                                                                                8.10%         4/10/02         3,000
                                                                                9.73%         12/15/05       10,000
                                                                                9.75%         12/5/05         3,000
                                                                                9.13%         8/15/06        10,000
                                                                                9.70%         6/20/07         5,000
                                                                                8.20%         4/10/07        10,000
                                                                                9.60%         8/6/10          5,000
                                                                                9.85%         7/19/10        10,000
                                                                                8.70%         4/9/12         12,000
                                          Deposited Monies (8)                                                (796)

                                                    Total Debt                                              136,665

                                                Capital Leases                  7.50%                         7,381

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Total for Massachusetts NonUtility Subsidiaries                                                             144,046(7)
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

                                                                                                            Principal       Shelf
                                                                                Interest      Maturity        Amount      Capacity
New Hampshire NonUtilities (as of 9/30/00)              Issue                   Rate          Date            ($000)       ($000)
------------------------------------------------------------------------------------------------------------------------------------
EnergyNorth Propane
                                       Equipment Notes Payable                  Prime + 0.50%  2004             632            750
             Capital Contribution Agreement with Fleet Bank (9)                                2003               0          9,500

ENI Mechanicals, Inc.

                                        Equipment Notes Payable                 .90% - 10.90%  2003             122
EnergyNorth Realty, Inc.

                                               Mortgage NP (10)                 8.00%          2008             761

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Total for New Hampshire NonUtility Subsidiaries                                                              11,133(7)
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      Total for NonUtility Subsidiaries                                                                     652,550(7)
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

Notes
(1) The interest rate is equal to a fluctuating or fixed rate at the company's option.
(2) Other participating banks include: the Chase Manhattan Bank of Canada, the Toronto Dominion Bank, the Bank of Montreal , First Chicago NBD Bank, the National Bank of Canada, and Alberta Treasury Branches.
(3) Lines of Credit were negotiated in Canadian dollars. The exchange rate as of 10/13/00 was 1.5110 Canadian dollar per U.S. dollar.
(4) The credit agreement has a two year revolving term which matures on 7/26/01 with a three year term option upon maturity.
(5) Outstanding balance as of 10/13/00.
(6) The credit agreement was entered into on 10/13/00 and has a one year term with a one year renewal option.
(7) Total amount comprised of principal amount outstanding as well as remaining credit capacity.
(8) As a provision to the First Ship Mortgage Medium Term Notes, monies need to be deposited in the event of any casualty loss due to property damage.
(9) EnergyNorth Propane has a 49% ownership interest in VGS Propane, Inc. As a condition of VGS Propane's line of credit agreement with Fleet Bank the parents of VGS Propane must make capital contributions should VGS Propane fail to meet its financial convenants.
(10) Interest rate resets every five years.

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